Exhibit 3

EXECUTION COPY

AMENDMENT TO

AMENDED AND RESTATED INVESTMENT AGREEMENT

AMENDMENT (this “Amendment”), dated as of August 1, 2003, to the Amended and Restated Investment Agreement, dated as of July 30, 1999 (as heretofore amended, supplemented or otherwise modified, the “Agreement”), by and among Apollo Investment Fund IV, L.P., a Delaware limited partnership, Apollo Investment Fund III, L.P., a Delaware limited partnership, Apollo Overseas Partners IV, L.P., a Delaware limited partnership, Apollo Overseas Partners III, L.P., a Delaware limited partnership, Apollo (U.K.) Partners III, L.P., an English limited partnership, Apollo/AW LLC, a Delaware limited liability company, Blackstone Capital Partners II Merchant Banking Fund L.P., a Delaware limited partnership, Blackstone Capital Partners III Merchant Banking Fund L.P., a Delaware limited partnership, Blackstone Offshore Capital Partners III L.P., a Cayman Islands limited partnership, Blackstone Offshore Capital Partners II L.P., a Cayman Islands limited partnership, Blackstone Family Investment Partnership III L.P., a Delaware limited partnership and Blackstone Family Investment Partnership II L.P., a Delaware limited partnership, Greenwich Street Capital Partners II, L.P., a Delaware limited partnership, GSCP Offshore Fund, L.P., a Cayman Islands exempted limited partnership, Greenwich Fund, L.P., a Delaware limited partnership, Greenwich Street Employees Fund, L.P., a Delaware limited partnership, TRV Executive Fund, L.P., a Delaware limited partnership, DLJMB Funding II, Inc., a Delaware corporation, DLJ Merchant Banking Partners II, L.P., a Delaware limited partnership, DLJ Merchant Banking Partners II-A, L.P., a Delaware limited partnership, DLJ Diversified Partners, L.P., a Delaware limited partnership, DLJ Diversified Partners-A, L.P., a Delaware limited partnership, DLJ Millenium Partners, L.P., a Delaware limited partnership, DLJ Millenium Partners-A, L.P., a Delaware limited partnership, DLJ First ESC L.P., a Delaware limited partnership, DLJ Offshore Partners II, C.V., a Netherlands Antilles limited partnership, DLJ EAB Partners, L.P., a Delaware limited partnership and DLJ ESC II, L.P., a Delaware limited partnership.

WITNESSETH :

WHEREAS, the Stockholders are parties to the Agreement;

WHEREAS, the Stockholders wish to amend the Agreement, but only upon the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms are used herein as defined in the Agreement.

2. Amendment to Article I (Definitions) of the Agreement. The definition of “Permitted Transferee” contained in Article I of the Agreement is hereby amended by deleting clause (ii) of the proviso and inserting in lieu thereof the following:

“(ii) with respect to clause (c), the pledge agreement gives the Apollo Stockholders and the Blackstone Stockholders a 15-day exclusive right to negotiate the purchase of the pledged shares from the financial institution in connection with any foreclosure on such pledged shares”

3. Amendment to Section 4.1 (Restrictions on Transfer; Permitted Transferees) of the Agreement. (a) Section 4.1(b)(iii) of the Agreement is hereby amended by deleting the phrase:

“; provided, that the transferor has first complied with the provisions of Section 4.2.”; and

(b) Section 4.1(c)(ii) of the Agreement is hereby amended by deleting the phrase:

“; provided, that the provisions of this clause (ii) shall not apply to a sale by the Greenwich Stockholders or the DLJ Stockholders if the Apollo/Blackstone Stockholders do not provide the notice contemplated by Section 4.2(c)(ii)(B) in connection with such sale”

and inserting in lieu thereof the following:

“; provided, that, in making such determination, the Blackstone Stockholders, the Greenwich Stockholders or the DLJ Stockholders, as the case may be, shall be permitted to rely upon publicly available information regarding ownership of Shares by the Apollo Stockholders.”

4. Amendment to Section 4.2 (Right of First Negotiation with Respect to Certain Share Transfers) of the Agreement. Section 4.2 of the Agreement is hereby amended by deleting Section 4.2 in its entirety and substituting in lieu thereof the following new Section 4.2:

“Section 4.2. [Reserved].”

5. Continuing Effect; No Other Amendments. Except as expressly amended pursuant to this Amendment, the Agreement is and shall continue to be in full force and effect in accordance with its terms, and this Amendment shall not constitute the consent of any Stockholder or indicate the willingness of any Stockholder to consent to any other amendment, modification or waiver of the Agreement.

6. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

APOLLO INVESTMENT FUND III, L.P. APOLLO OVERSEAS PARTNERS III, L.P. APOLLO (U.K.) PARTNERS III, L.P.

By:	Apollo Advisors II, L.P.

By:	Apollo Capital Management II, Inc.

By:
Name: Title:

APOLLO INVESTMENT FUND IV, L.P. APOLLO OVERSEAS PARTNERS IV, L.P.

By:	Apollo Advisors IV, L.P.

By:	Apollo Capital Management IV, Inc.

By:
Name: Title:

APOLLO/AW, LLC

By:	Apollo Management IV, L.P.

By:	AIF IV Management, Inc.

By:
Name: Title:

BLACKSTONE CAPITAL PARTNERS II MERCHANT BANKING FUND L.P. BLACKSTONE OFFSHORE CAPITAL PARTNERS II L.P. BLACKSTONE FAMILY INVESTMENT PARTNERSHIP II L.P.

By:	Blackstone Management Associates II L.L.C.

By:
Name: Title:

BLACKSTONE CAPITAL PARTNERS III MERCHANT BANKING FUND L.P. BLACKSTONE OFFSHORE CAPITAL PARTNERS III L.P. BLACKSTONE FAMILY INVESTMENT PARTNERSHIP III L.P.

By:	Blackstone Management Associates III L.L.C.

By:
Name: Title:

GREENWICH STREET CAPITAL PARTNERS II, L.P. GSCP OFFSHORE FUND, L.P. GREENWICH FUND, L.P. GREENWICH STREET EMPLOYEES FUND, L.P. TRV EXECUTIVE FUND, L.P.

By:	Greenwich Street Investments II, L.L.C.

By:
Name: Title:

DLJMB FUNDING II, INC.

By:
Name: Title:

DLJ MERCHANT BANKING PARTNERS II, L.P.

By:	DLJ Merchant Banking II, Inc. Managing General Partner

By:
Name: Title:

DLJ MERCHANT BANKING PARTNERS II-A, L.P.

By:	DLJ Merchant Banking II, Inc. Managing General Partner

By:
Name: Title:

DLJ DIVERSIFIED PARTNERS, L.P.

By:	DLJ Diversified Partners, Inc. Managing General Partner

By:
Name: Title:

DLJ DIVERSIFIED PARTNERS-A, L.P.

By:	DLJ Diversified Partners, Inc. Managing General Partner

By:
Name: Title:

DLJ MILLENNIUM PARTNERS, L.P.

By:	DLJ Merchant Banking II, Inc. Managing General Partner

By:
Name: Title:

DLJ MILLENNIUM PARTNERS-A, L.P.

By:	DLJ Merchant Banking II, Inc. Managing General Partner

By:
Name: Title:

DLJ FIRST ESC L.P.

By:	DLJ LBO Plans Management Corporation General Partner

By:
Name: Title:

DLJ OFFSHORE PARTNERS II, C.V.

By:	DLJ Merchant Banking II, Inc. Managing General Partner

By:
Name: Title:

DLJ EAB PARTNERS, L.P.

By:	DLJ LBO Plans Management Corporation General Partner

By:
Name: Title:

DLJ ESC II L.P.

By:	DLJ LBO Plans Management Corporation General Partner

By:
Name: Title: